Exhibit 11.1
                        Computation of Earnings Per Share

     The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations:

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
                                                                   Income                        Shares                   Per Share
U.S. dollars in thousands except share and per share data        (Numerator)                  (Denominator)                 Amount
------------------------------------------------------------------------------------------------------------------------------------
Three Months Ended June 30, 1999
--------------------------------------------
Basic earnings per share
Income available to common shareholders                             $3,472                     13,922,898                     $0.25

Effect of Dilutive Securities:
         Class A Warrants                                                                              --
         Director and Employee Options                                                                932
         Class B Warrants                                                                              --

                                                                    ---------------------------------------------------------------
Diluted earnings per share
Income available to common shareholders                             $3,472                     13,923,830                     $0.25
                                                                    ===============================================================
Three Months Ended June 30, 1998
--------------------------------------------
Basic earnings per share
Income available to common shareholders                             $3,247                     13,923,799                     $0.23

Effect of Dilutive Securities:
         Class A Warrants                                                                              --
         Director and Employee Options                                                            306,748
         Class B Warrants                                                                              --
                                                                    ---------------------------------------------------------------

Diluted earnings per share
Income available to common shareholders                             $3,247                     14,230,547                     $0.23
                                                                    ---------------------------------------------------------------

Six Months Ended June 30, 1999
--------------------------------------------
Basic earnings per share
Income available to common shareholders                             $7,463                     13,923,346                     $0.54

Effect of Dilutive Securities:
         Class A Warrants                                                                              --
         Director and Employee Options                                                             13,444
         Class B Warrants                                                                              --

                                                                    ---------------------------------------------------------------
Diluted earnings per share
Income available to common shareholders                             $7,463                     13,936,790                     $0.54
                                                                    ===============================================================


Six Months Ended June 30, 1998
--------------------------------------------
Basic earnings per share
Income available to common shareholders                             $6,498                     13,923,799                     $0.47

Effect of Dilutive Securities:
         Class A Warrants                                                                              --
         Director and Employee Options                                                            379,504
         Class B Warrants                                                                              --
                                                                    ---------------------------------------------------------------

Diluted earnings per share
Income available to common shareholders                             $6,498                     14,303,303                     $0.45
                                                                    ===============================================================
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